EXHIBIT 10.1

SUBSCRIPTION AGREEMENT WITH JAMIE L. MANCL

SUBSCRIPTION AGREEMENT

                       THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of this 23rd day of August, 2010, by and between JAMIE L. MANCL (“Purchaser”) and ENERGY COMPOSITES CORPORATION, a Nevada corporation (the “Company”).

RECITALS

                       WHEREAS, Purchaser desires to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and the Company desires to sell shares of its Common Stock to Purchaser, all upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Company agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1           Purchase and Sale.  Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall purchase from the Company, and the Company shall sell and issue to Purchaser 180,000 shares of Common Stock at a price of $2.50 per share (the Purchased Securities”).  Payment for the Purchased Securities shall be made by making a contribution to the capital of the Company in the form of cash in the aggregate amount of $450,000 (the “Purchase Price”).

1.2           Closing.  The purchase and sale of the Purchased Securities shall take place on August 23, 2010 (the “Closing Date”).  On the Closing Date, Purchaser shall tender the Purchase Price to the Company by wire transfer of immediately available funds to an account designated by the Company.  Upon receipt of the Purchase Price, the Company shall deliver to the Purchaser stock certificates evidencing the Purchased Securities registered in the Purchaser's name.

1.3           Restricted Securities.  Purchaser understands that the Purchased Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the federal securities laws only in certain limited circumstances.  Purchaser acknowledges that the Purchased Securities have not been registered under the Securities Act of 1933 (the “Act”) on the grounds that offer and sale hereof and thereof are exempt from registration by reason of Section 4(2) of the Act, Regulation D thereunder and have not been registered under any state laws, based in part upon Purchaser’s representations in this Agreement.  The certificates for the Purchased Securities shall be subject to a legend or legends restricting transfer under the federal securities laws and referring to restrictions on transfer herein, such legend to be substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE

PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

ARTICLE II

REPRESENTATIONS OF PURCHASER

2.1           Accredited Investor.  Purchaser represents, warrants and covenants to the Company that Purchaser is an “accredited investor,” as defined under Rule 501 of the Act, and that Purchaser is acquiring the Purchased Securities for Purchaser’s own account, not on behalf of others, and not with a view towards resale or distribution.  Purchaser will not sell or otherwise distribute the Common Stock issuable hereunder without registration or an exemption from registration under the Act and the applicable securities laws of any state, as evidenced by an opinion of the Company’s counsel to such effect.  Purchaser is a sophisticated investor with knowledge and experience in financial and business matters that render him capable of evaluating and understanding this investment and its risks and, in making this investment, Purchaser has relied on his own independent investigation of the Company and has not relied upon any offering materials or oral representations whatsoever.

ARTICLE III

MISCELLANEOUS

3.1           Changes.  This Agreement may be modified, amended or waived only pursuant to a written instrument signed by Purchaser and the Company.

3.2           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

3.3           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

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3.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to purchase and sale of the Purchased Securities and supersedes any prior understandings or agreements with respect thereto.

3.6           Further Actions.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute and deliver such other documents and instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JAMIE L. MANCL	ENERGY COMPOSITES CORPORATION

	By:	/s/
Name:
Title:

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